                                                                          EXHIBIT 10.2

FIRST GUARANTY BANK
EMPLOYEE STOCK OWNERSHIP PLAN
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Amendment Number One
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In connection with the receipt of a favorable determination letter on the tax-qualified status of the First Guaranty Bank Employee Stock Ownership Plan (the “Plan”) on February 28, 2005, the Plan is hereby amended in accordance with the following:

1.           Section 10.1 shall be amended, effective as of March 28, 2005, by adding the following paragraph at the end thereof:

“Effective as of March 28, 2005, notwithstanding anything in the preceding paragraph to the contrary, if a Participant’s vested Account balance does not exceed $1,000 and the Participant fails to return his distribution election form, the Plan Administrator shall distribute the vested portion of his Account balance, in cash or in kind, in the sole discretion of the Plan Administrator, to the Participant in a lump sum as soon as practicable but in no event later than 60 days after the end of the Plan Year in which employment terminates.  If the terminated Participant’s vested Account balance exceeds $1,000 but is not greater than $5,000, and the Participant fails to consent to the distribution, then the Plan Administrator shall liquidate the Participant’s Stock Fund Account and pay the Participant’s vested Account balance, in cash, in a direct rollover to an individual retirement plan designated by the Plan Administrator in accordance with Code Section 401(a)(31)(B) and the regulations promulgated thereunder.”

2.           Section 10.2 of the Plan shall be amended, effective as if initially contained in the Plan on the date of its adoption, by adding subsection 10.2-5 at the end thereof to provide as follows:

“10.2-5
Notwithstanding any provision of the Plan to the contrary, effective for Plan Years commencing on or after January 1, 2003, the provisions of Appendix A regarding the Code Section 401(a)(9) minimum distribution requirements shall apply.”

IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized officers of First Guaranty Bank and is effective as set forth herein.

ATTEST:	FIRST GUARANTY BANK

/s/Vanessa R. Drew                                                                           By: /s/Michael R. Sharp
                             President